Exhibit 99
UNITED STATES DISTRICT COURT
NORTHERN DISTRICT OF CALIFORNIA
SAN JOSE DIVISION

In re McKesson HBOC, INC.	Master File No. 99-CV-20743 RMW (PVT)
SECURITIES LITIGATION	And Related Cases

CLASS ACTION

This Document Relates To:

ALL ACTIONS.
FINAL JUDGMENT AND ORDER OF DISMISSAL

     On this 27th day of January, 2006, a hearing having been held before this Court to determine: (1) whether the Settlement should be approved as fair, reasonable and adequate to the Settlement Class, and (2) whether judgment should be entered dismissing on the merits and with prejudice the claims that are, or ever have been, asserted in the Litigation by the New York State Common Retirement Fund (the “Lead Plaintiff”) and the Settlement Class against McKesson HBOC, Inc. (now known as McKesson Corporation) (“McKesson”), HBO & Company (now known as McKesson Information Solutions LLC) (“HBOC”) and Defendants’ Released Persons who are, or have been, named as defendants in the Litigation;
     And it appearing that a notice of the hearing substantially in the form approved by the Court was mailed to all persons and entities reasonably identifiable, except those persons and entities excluded from the definition of the Settlement Class, as shown by the records of McKesson and HBOC at the respective addresses set forth in such records;
     And it appearing that a summary notice of the hearing substantially in the form approved by the Court was published once in the national edition of The Wall Street Journal and over the PR Newswire, pursuant to the specifications of the Court;
     And the Court, having considered all matters submitted to it at the hearing and otherwise having determined the fairness and reasonableness of the proposed Settlement of the claims of the Settlement Class Members against McKesson, HBOC and Defendants’ Released Persons;
     NOW, THEREFORE, IT IS HEREBY ORDERED THAT:
     1.     For purposes of this Judgment, the Court adopts all defined terms set forth in the Stipulation and Agreement of Settlement between Lead Plaintiff and Defendants McKesson HBOC, Inc. and HBO & Co. (the “Stipulation”). The defined terms are indicated by initial capital letters.
     2.     The Settlement is approved as fair, reasonable and adequate, and in the best interests of the Settlement Class Members. The parties to the Settlement are directed to consummate the Settlement in accordance with the terms and provisions of the Stipulation. The Settlement Class consists of all persons and entities who purchased or otherwise acquired publicly traded securities of HBOC during the period from January 20, 1997 through and including January 12, 1999, and all persons or entities who purchased or otherwise acquired call options or sold put options of HBOC during the period from January 20, 1997 through and including April 27, 1999, and who were injured thereby; all persons and entities who purchased or otherwise acquired publicly traded securities or call options, or who sold put options, of McKesson or of McKesson HBOC, Inc. during the period from October 18, 1998 through and including April 27, 1999, and who were injured thereby; and all persons and entities who held McKesson common stock on November 27, 1998 and still held those shares on January 12, 1999 and who were injured thereby. Excluded from the Settlement Class are: (i) defendants; (ii) members of the immediate family of each individual defendant; (iii) any entity in which any defendant has a controlling interest; (iv) any person who was an officer or a director of HBOC or McKesson (or their subsidiaries or affiliates) during the Settlement Class Period; (v) any person who was an officer, director, employee or affiliate of Bear Stearns during the Settlement Class Period; (vi) any person who was a partner in Arthur Andersen during the Settlement Class Period; and (vii) the legal representatives, heirs, successors or assigns of any such excluded party. “Officer of HBOC or McKesson” means any person employed by HBOC or McKesson who held a position at or above the level of assistant vice president. Also excluded from the Settlement Class are all the Persons and entities listed on Exhibit A attached hereto, each of whom timely filed a valid request for exclusion from Settlement Class.
     3.     The Court finds that all elements for maintenance of this Litigation as a class action have been met and confirms certification of the Settlement Class. Specifically, the Settlement Class satisfies the numerosity requirement of Rule 23 (a)(1); there are common issues of fact and law sufficient to satisfy Rule 23(a)(2); the claims of the Lead Plaintiff are typical of the claims of absent Settlement Class Members, satisfying Rule 23(a)(3); the Lead Plaintiff is an adequate representative of the Settlement Class, satisfying Rule 23(a)(4); common issues predominate over individual issues, satisfying Rule 23(b)(3)(i); and class action treatment of this Litigation is a superior method of proceeding in the matter, satisfying Rule 23(b)(3)(ii).
     4.     The Court hereby finds that the notice described herein provided the best notice practicable under the circumstances. Said notice provided due and adequate notice of these proceedings and the matters set forth herein, including the Settlement and the Plan of Allocation, to all persons entitled to such notice, and said notice fully satisfied the requirements of Rule 23 of the Federal Rules of Civil Procedure and the requirements of due process. Due and adequate notice of the proceedings has been given to the Settlement Class Members, and a full opportunity has been offered to the Settlement Class to object to the proposed Settlement and to participate in the hearing thereon. Thus, it is hereby determined that all members of the Settlement Class who did not elect to exclude themselves by written communication postmarked or delivered on or before December 23, 2005, as required in the Notice of Pendency and the Order of September 28, 2005, are bound by this Judgment.
     5.     Not later than 7 days after the Effective Date, McKesson shall pay into the Escrow Account in cash any portion of the Settlement Amount not already deposited into the Escrow Account plus any interest accrued. Interest shall accrue on any portion of the Settlement Amount not deposited in the Escrow Account from the date that is 15 days after the entry of this Judgment until McKesson pays the entire Settlement Amount into the Escrow Account as provided in the Stipulation at the interest rate for 90-day United States Treasury bills on the date interest begins to run, less any interest earned on the amount advanced pursuant to paragraph 8(a) of the Stipulation until 15 days after the entry of this Judgment.
     6.     The Third Amended and Consolidated Complaint (“Complaint”) is hereby dismissed on the merits as against McKesson, HBOC and the Individual Defendants without costs and with prejudice in full and final discharge of any and all claims asserted in the Litigation against all Defendants’ Released Persons who are or ever have been defendants in the Litigation, but not against defendants Arthur Andersen LLP (“Arthur Andersen”) and Bear Stearns & Co. Inc. (“Bear Stearns”). The Court finds the complaints filed by Lead Plaintiff in the Litigation, and all responsive pleadings and motions filed in the Litigation by McKesson, HBOC, and Defendants’ Released Persons who are, or who have been, named as defendants in the Litigation, were filed on a good faith basis in accordance with the Private Securities Litigation Reform Act and Rule 11 of the Federal Rules of Civil Procedure.

     7.     Lead Plaintiff and all Settlement Class Members release all of the Released Claims described in paragraph 18 below, against Defendants’ Released Persons. Lead Plaintiff and all other Settlement Class Members are permanently barred and enjoined from the institution and prosecution of any action against the Defendants’ Released Persons in any court asserting any Released Claim. Nothing in this paragraph is intended to release or affect in any way any claims asserted or that could be asserted by Lead Plaintiff or the Settlement Class against Bear Stearns or Arthur Andersen.
     8.     The Released Claims are hereby ordered compromised, settled, released, discharged and dismissed as to each of the Released Persons on the merits and with prejudice by virtue of the proceedings herein and this Judgment.
     9.     McKesson and HBOC release all of the Released Claims described in paragraph 18 below, against Lead Plaintiff’s Released Persons. McKesson, HBOC and the Defendants’ Released Persons are permanently barred and enjoined from the institution and prosecution of any action against Lead Plaintiff, the Settlement Class Members or any other of Lead Plaintiff’s Released Persons in any court asserting any Released Claim. Further, McKesson and HBOC are permanently barred and enjoined from the institution and prosecution of all future claims for contribution arising out of the Litigation against any Person, other than the Defendants’ Released Persons or any other person whose liability has been extinguished by the Settlement. In addition, McKesson, HBOC and the Defendants’ Released Persons are permanently barred and enjoined to the fullest extent permitted by law, from instituting or prosecuting in any court, whether state or federal, or other tribunal, all claims for contribution or indemnity, known or unknown, direct or indirect, asserted on any theory, however denominated, whether under state or federal law, by which McKesson, HBOC, or the Defendants’ Released Person seeks to recover from the Non-Settling Defendants any portion of any amount that McKesson, HBOC, or the Defendants’ Released Person is required to, or agrees to, pay to Lead Plaintiff or to any Settlement Class Member relating in any way to any of the acts, events or occurrences alleged in the Litigation or which could result in the Non-Settling Defendants having to pay any such amount, directly or indirectly, whether such recovery is sought pursuant to any statutory or decisional law, including but not limited to any claim based on § 21D(f)(7)(A) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(f)(7)(A), except that nothing in this provision shall be construed to bar any claim by McKesson against Bear Stearns based on any contract (other than claims for contribution that are barred by § 21D(f)(7)(A) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(f)(7)(A)) or to bar Bear Stearns, or anyone acting on behalf of Bear Stearns, from asserting any defenses to, or claims against, the enforcement or validity of any contract.
     10.     All Persons (other than McKesson or HBOC), including the Non-Settling Defendants, are permanently barred and enjoined, to the fullest extent permitted by law, from instituting or prosecuting in any court, whether state or federal, or other tribunal, all claims for contribution or indemnity, known or unknown, direct or indirect, asserted on any theory, however denominated, whether under state or federal law, by which such Person seeks to recover from McKesson or HBOC, or any of the Defendants’ Released Persons, any portion of any amount such Person is required to, or agrees to, pay to Lead Plaintiff or to any Settlement Class Member relating in any way to any of the acts, events or occurrences alleged in the Litigation or which could result in McKesson, HBOC, or any of the Defendants’ Released Persons, having to pay any such amount, directly or indirectly, to such Person, whether such recovery is sought pursuant to any statutory or decisional law, including but not limited to any claim based on § 21D(f)(7)(A) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(f)(7)(A), except that nothing in this provision shall be construed to bar any claim by Bear Stearns against McKesson based on any contract (other than claims for contribution that are barred by § 21D(f)(7)(A) of the Securities Exchange Act of 1934, 15 U.S.C. § 78u-4(f)(7)(A)) or to bar McKesson, or anyone acting on behalf of McKesson, from asserting any defenses to, or claims against, the enforcement or validity of any contract. An appeal by Bear Stearns or Arthur Andersen challenging the provisions in this paragraph shall not itself suspend or delay the Effective Date or distribution of the Net Settlement Amount to the Authorized Claimants, and Lead Plaintiff, Lead Counsel and the Settlement Class Members shall have no liability of any kind for such distribution regardless of the outcome of such appeal, provided the distribution otherwise complies with the terms of the Stipulation.

     11.     McKesson and HBOC are the “settling covered person[s]” who have entered into this settlement under 15 U.S.C. §78u-4(f)(7)(A). Each of the Defendants’ Released Persons other than McKesson and HBOC is a “person whose liability has been extinguished by the settlement of the settling covered person” under 15 U.S.C. §78u-4(f)(7)(A)(ii) and therefore future claims for contribution by McKesson and HBOC against Defendants’ Released Persons are not barred. However, for the sole and limited purpose of reducing any final verdict or judgment against the Non-Settling Defendants pursuant to 15 U.S.C. §78u-4(f)(7)(B)(i), each of the Defendants’ Released Persons shall be considered “a covered person enter[ing] into a settlement with the plaintiff” as that phrase is used in 15 U.S.C. §78u-4(f)(7)(B).
     12.     Except as provided in ¶¶9 and 10 above and except as to Released Claims against the Lead Plaintiff’s Released Persons, the Stipulation, the Settlement or the Judgment shall not be deemed a waiver of, and shall not preclude, the right McKesson, HBOC or the Non-Settling Defendants to assert any claims permitted by any applicable federal or state statute or common law against any Person, including claims against any other defendant or Defendants’ Released Persons, either in the form of a cross-claim or third party complaint filed in the Litigation or by a separately filed action.
     13.     Lead Plaintiff, on its own behalf and on behalf of the Settlement Class Members, hereby fully, finally, and forever, releases any claim it or the Settlement Class Members have against Bear Stearns as to which Bear Stearns is determined, by the final judgment of a court of competent jurisdiction, to have any right, not barred by the provisions of Paragraph 10 above, for indemnity or contribution, or to be otherwise defended, protected or reimbursed by McKesson, HBOC or any of Defendants’ Released Persons pursuant to: (a) any statutory or decisional law; or (b) Bear Stearns’s retention by, or services to, McKesson or any of Defendants’ Released Persons in connection with any of the acts, events or occurrences alleged in the Litigation, including any right based on any provision of the October 14, 1998 retention letter between Bear Stearns and McKesson or the Indemnification Provisions attached thereto. Lead Plaintiff shall have the right to assume, at its expense, the defense of McKesson, HBOC or any of Defendants’ Released Persons with respect to the assertion by Bear Stearns of any claim covered by this paragraph. An appeal by Bear Stearns challenging the provisions in this paragraph shall not itself suspend or delay the Effective Date or distribution of the Net Settlement Amount to the Authorized Claimants, and Lead Plaintiff, Lead Counsel and the Settlement Class Members shall have no liability of any kind for such distribution regardless of the outcome of such appeal, provided the distribution otherwise complies with the terms of the Stipulation. Nothing in this paragraph shall limit the right of Lead Plaintiff and the Settlement Class to pursue any claim against Bear Stearns other than those released pursuant to this paragraph. Thus, by way of illustration and not limitation, Lead Plaintiff’s and the Settlement Class’s claim against Bear Stearns for violations of § 14(a) of the Securities Exchange Act, and Rule 14a-9 promulgated thereon, is specifically preserved and is not released unless and until a court, by a final judgment, determines that Bear Stearns is entitled to indemnity or contribution from McKesson, HBOC or any of Defendants’ Released Persons with respect to that claim or to be otherwise defended, protected or reimbursed by McKesson as set forth in this paragraph.
     14.     Neither the Stipulation, nor any of its terms and provisions, nor any of the agreements, negotiations or proceedings connected with it, nor any of the documents or statements referred to therein shall be:
               a.     Offered or received as evidence of or construed as or deemed to be evidence of liability or a presumption, concession or an admission by any of the Released Persons of the truth of any fact alleged or the validity of any claim that has been, could have been or in the future might be asserted in the Litigation or in any litigation, or otherwise against the Released Persons, or of any purported liability, negligence, fault, wrongdoing or otherwise of the Released Persons; or
               b.     Offered or received as evidence of or construed as or deemed to be evidence of a presumption, concession or an admission of any purported violation of law, breach of duty, liability, default, wrongdoing, fault, misrepresentation or omission in any statement, document, report or financial statement heretofore or hereafter issued, filed, approved or made by any of the Released Persons or otherwise referred to for any other reason, other than for the purpose of and in such proceeding as may be necessary for construing, terminating or enforcing the Stipulation; or
               c.     Deemed to be or used as an admission of any liability, negligence, fault or wrongdoing of any Defendant in any civil, criminal or administrative proceeding in any court, administrative agency or other tribunal; or
               d.     Construed as a concession or an admission that the Lead Plaintiff or the Settlement Class Members have suffered any damage or as an admission or concession that the consideration to be given in the Settlement represents the amount which could be or would have been awarded to Lead Plaintiff or the Settlement Class Members after trial; or
               e.     Construed as or received in evidence as an admission, concession or presumption against Lead Plaintiff or the Settlement Class Members, or any of them, that any of their claims are without merit or that damages recoverable under the Complaint would not have exceeded the Settlement Fund.
     15.     Exclusive jurisdiction is hereby retained over the parties and the Settlement Class Members for all matters relating to this Litigation, including the administration, interpretation, effectuation or enforcement of the Stipulation and this Judgment.
     16.     The finality of this Judgment shall not be affected, in any manner, by rulings that the Court may make on Lead Plaintiffs’ Plan of Allocation and/or Lead Counsel’s application for an award of attorneys’ fees and reimbursement of expenses. There shall be no distribution of any of the Settlement Fund to any Settlement Class Member until a plan of allocation is finally approved and is affirmed on appeal or is no longer subject to review by appeal or certiorari, and the time for any petition for rehearing, appeal, or review, by certiorari or otherwise, of the order approving the Plan of Allocation has expired.
     17.     “Released Persons” means and includes the “Defendants’ Released Persons” and the “Lead Plaintiff’s Released Persons” as follows:
               a.     “Defendants’ Released Persons” shall mean and include McKesson, HBOC, the Individual Defendants, McKesson’s and HBOC’s parent entities, affiliates, subsidiaries, predecessors, successors, or assigns, and each of McKesson’s and HBOC’s past, present or future officers, directors, including specifically but not limited to Alan Seelenfreund, Mary G.F. Bitterman, Tully M. Friedman, John M. Pietruski, David S. Pottruck, Carl E. Reichardt, Jane E. Shaw, Robert H. Waterman, Alfred C. Eckert, Alton F. Irby, Gerald E. Mayo, and James V. Napier, and the past, present and future associates, stockholders, controlling persons, representatives, employees, attorneys, auditors and accountants (other than Arthur Andersen), underwriters, insurers, financial or investment advisors (other than Bear Stearns) or agents, assigns, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates or administrators of each.
     b.     “Lead Plaintiff’s Released Persons” shall mean and include the Lead Plaintiff, and all other Settlement Class Members, Alan G. Hevesi, Comptroller of the State of New York, the New York State and Local Retirement Systems and the past, present, or future officers and employees of any of the foregoing and their predecessors, successors and assigns, and the heirs, administrators, executors and personal representatives of each, their respective present and former parents, subsidiaries, divisions and affiliates, the present and former employees, officers and directors of each of them, the present and former attorneys, accountants, insurers, and agents of each of them, and the predecessors, heirs, successors and assigns of each and any person or entity in which the Lead Plaintiff and all other Settlement Class Members has or had a controlling interest or which is or was related to or affiliated with the Lead Plaintiff and all other Settlement Class Members.
     c.     The term Released Persons does not include Arthur Andersen or Bear Stearns.
18.     “Released Claims” means and includes:
     a.     Any and all claims, causes of action, demands, rights, or liabilities (including but not limited to claims for violation of the federal securities laws, negligence, gross negligence, professional negligence, breach of the duty of care, breach of duty of loyalty, breach of the duty of candor, fraud, breach of fiduciary duty, mismanagement, corporate waste, malpractice, breach of contract, negligent misrepresentation, violations of the statutes of any state including, without limitation, the California Corporations Code and California Business

& Professions Code and its Delaware and Georgia equivalents, and the RICO statutes of any state, or federal statutes, rules or regulations, and any “Unknown Claims” as defined below) that have been or that could have been asserted in this or any other forum by or on behalf of the Lead Plaintiff or Settlement Class Members based on, arising out of, in connection with, or related in any way to their holding, voting, purchase or other acquisition, sale or disposition of McKesson’s or HBOC’s securities during the Settlement Class Period, including by way of example and not limitation any claims that have been acquired or may in the future be acquired by the Lead Plaintiff or any member of the Settlement Class by subrogation, assignment or in any other manner from Arthur Andersen or Bear Stearns arising from or related to the subject matter of the Litigation. By way of example and not limitation, Released Claims shall include claims, causes of action, demands, rights, or liabilities based on, arising out of, in connection with, or relating in any way to Settlement Class Member’s holding, voting, purchase or other acquisition, sale or disposition of McKesson’s or HBOC’s securities during the Settlement Class Period, such as:
     i.     Any of the facts, circumstances, allegations, representations, statements, reports, disclosures, transactions, events, occurrences, acts, omissions or failure to act, of whatever kind or character, irrespective of the state of mind of the actor performing or omitting to perform, that have been or could have been alleged in any pleading, amended pleading, argument, complaint, amended complaint, brief, motion, report, discovery response or filing in the Litigation;
     ii.     Any matter, cause or thing whatsoever, including but not limited to, any action, omission or failure to act of whatever kind or character, irrespective of the state of mind of the actor performing or omitting to perform the same, arising out of or relating to the adequacy, accuracy or completeness of any disclosure or statement made in any filings, proxy statements, prospectus, reports, press releases, statements, representations, analyst reports or announcements concerning McKesson’s or HBOC’s operations, subsidiaries, services, sales, revenues, income, costs, financial condition or prospects in any filing with the United States Securities and Exchange Commission (“SEC”) or any other federal or state governmental agency or regulatory board (collectively referred to as “public statements”), or in the preparation or dissemination of, or failure to disseminate, any such public statements, at any time during or concerning January 20, 1997 through and including April 27, 1999; or
              iii. Any of the facts, circumstances, representations, statements, reports, disclosures, transactions, events, occurrences, acts or omissions of whatever kind or character, regardless of the state of mind of the actor performing or omitting to perform the same encompassed by subparagraphs (a) and (b), above, that have been or that could have been alleged, or made the subject of any claim or action in state court or otherwise under the law of any state, common law or in equity, in any pleading, amended pleading, demand, complaint, amended complaint, motion, discovery response or filing.
              iv. Released Claims do not include existing shareholder derivative claims brought on behalf of McKesson and HBOC or claims that have been brought under the Employees Retirement Income Security Act (“ERISA”) in the action captioned, In re McKesson HBOC, Inc. ERISA Litigation, Case No. C-00-20030-RMW (N.D. Cal.).
      b.     All claims whether known or Unknown Claims, asserted or unasserted by or on behalf of McKesson or HBOC against Lead Plaintiff; Alan G. Hevesi, Comptroller of the State of New York; the New York State and Local Retirement Systems and the past, present, or future officers and employees of any of the foregoing and their predecessors, successors and assigns, and the heirs, administrators, executors and personal representatives of each; Lead Counsel, Settlement Class Members, and all of their past, present or future officers, directors, associates, stockholders, controlling persons, representatives, employees, attorneys, underwriters, financial or investment advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, personal representatives, estates or administrators, which have been or could have been asserted, whether under state, federal, common or administrative law, relating to the subject matter of the Litigation, including the institution or prosecution of the Litigation.
   19.     In the even this Judgment does not become final (including, by way of example and not limitation, is vacated, modified or reversed on appeal), it shall be rendered null and void and shall be vacated and, in such event, (i) all orders entered and releases delivered in connection therewith shall be null and void, (ii) the Settlement Class shall be automatically decertified without prejudice to Lead Plaintiff’s right to seek, or defendants’ right to oppose, class certification in the future, and (iii) except as provided in the last sentence of ¶10 herein and in ¶31 of the Stipulation, the Settlement Amount or any portion thereof or interest thereon, if previously paid by McKesson, shall be returned to McKesson as provided in the Stipulation.
     20.     There is no just reason for delay in the entry of this Judgment and immediate entry by the Clerk of the Court is expressly directed pursuant to Rule 54(b) of the Federal Rules of Civil Procedure.

Dated:	2/24/06	/s/ RONALD M. WHYTE

THE HONORABLE RONALD M. WHYTE United States District Court Judge